Exhibit 99.01
Immersion Corporation Reports Results for Second Quarter and Six Months Ended June 30, 2018

–	First half 2018 revenues of $91.6 million

–	First half 2018 operating expenses down 33% over same period last year

–	Strong cash, cash equivalents, and short-term investment position of $137 million

–	Maintaining Annual Revenue Guidance
SAN JOSE, Calif., August 2, 2018 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the second quarter ended June 30, 2018.
Effective January 1, 2018, the company adopted a new revenue recognition standard ("ASC 606"), which impacted the company’s recognition of revenue from certain of its fixed-fee and per-unit license agreements.  The company adopted ASC 606 using the modified retrospective method, which means that the total amount of revenue reported for second quarter 2017 has not been restated in the current financial statements.  In the interest of comparability during the transition year to ASC 606, the company has provided revenue, net income and earnings per share information in accordance with both ASC 606 and revenue recognition rules in effect prior to the adoption of ASC 606 (“ASC 605”).
Six Months Ended June 30, 2018 Financial Highlights
Total revenues for the six months ended June 30, 2018 were $91.6 million. Royalty and license revenues for the six months ended June 30, 2018 were $91.3 million.
Net income for the six months ended June 30, 2018 was $62.1 million, or $2.00 per diluted share.
Non-GAAP net income for the six months ended June 30, 2018 was $66.1 million, or $2.13 per share.
Second Quarter 2018 Financial Highlights
Total revenues for the second quarter of 2018 were $6.1 million. Royalty and license revenues for the second quarter of 2018 were $6.0 million.
Net loss for the second quarter of 2018 was $(7.8) million, or $(0.25) per diluted share.
Non-GAAP net loss for the second quarter of 2018 was $(5.4) million, or $(0.18) per share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)
As of June 30, 2018, Immersion’s cash, cash equivalents and short-term investments were $136.7 million, compared to $139.0 million as of March 31, 2018 and $46.5 million as of December 31, 2017.
Management Commentary and Business Outlook
“We are very pleased with the progress we continued to make in the second quarter along both customer and technology fronts, positioning the company well for the remainder of 2018 and into next year,” said Carl Schlachte, interim CEO and Chairman of the Board. “Our culture of driving change and influencing the haptic ecosystem is one that will continue to push us to challenge ourselves and think innovatively, in order to bring the best technology to market for our customers.”
“Taking into account results for the first half of 2018 and our recently announced settlement with Fitbit, we are maintaining the previously provided annual revenue guidance range of $108 million to $118 million. We continue to anticipate Non-GAAP net income of $59 million to $67 million. Our guidance remains independent of possible additional litigation outcomes currently ongoing in our largest Mobility line of business,” said Nancy Erba, CFO.
Recent Business Highlights

•
Signed a license agreement with Stanley Electric, a leading supplier of lighting products and electronic components including control panels for printers, providing access to Immersion’s patented haptics IP within its electronic printer equipment.

•
Signed a license agreement with Toyodenso, a global automotive, motorcycle and power product components manufacturer, providing access to Immersion’s patented haptics technology for use in its automotive solutions.

•	Reached a settlement and license agreement with Fitbit.

•
Signed a license agreement with Calsonic Kansei, a leading supplier of automotive components including cockpit systems, thermal systems, exhaust systems and advanced electronic products, providing access to Immersion’s patented haptic technology for its automotive solutions.

•	Reached 3,000 haptics patents issued or pending worldwide.
Conference Call and Audio Webcast Information
Immersion will host a conference call with company management on Thursday, August 2, 2018 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the second quarter ended June 30, 2018. To participate on the live call, analysts and investors should dial 877-260-1479 (conference ID: 4518981) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.
About Immersion
Immersion Corporation (NASDAQ:IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 3,000 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.
Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income (loss) and Non-GAAP net income (loss) per share, because it is useful in understanding the company’s performance as it more closely reflects its expected long-term effective tax rates and excludes certain non-cash expenses and other special charges, such as deferred tax assets valuation allowance and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.
Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, our expectation that revenues for 2018 will be in the range of $108 million to $118 million and non-GAAP net income for 2018 ranging from $59 million to $67 million and statements regarding litigation outcomes.
Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; the impact of litigation developments on existing and potential customers; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; the impact of new accounting standards that will affect key items such as revenue recognition and sales commissions; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; the continued popularity of mobile games and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; litigation costs in any current or future litigation; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and foreign currency exchange rates and other factors. Many of these risks and uncertainties are beyond the control of Immersion.
For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2017 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.
Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.
The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.
(IMMR - C)
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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$116,437	$24,622
Short-term investments	20,245	21,916
Accounts and other receivables	1,026	806
Prepaid expenses and other current assets	5,821	736
Total current assets	143,529	48,080
Property and equipment, net	2,716	3,150
Deferred income tax assets	371	401
Other assets	4,421	344
TOTAL ASSETS	$151,037	$51,975
LIABILITIES
Accounts payable	$3,359	$6,647
Accrued compensation	3,180	4,133
Other current liabilities	4,046	3,896
Deferred revenue	4,769	4,424
Total current liabilities	15,354	19,100
Long-term deferred revenue	32,536	22,303
Other long-term liabilities	1,190	915
TOTAL LIABILITIES	49,080	42,318
STOCKHOLDERS’ EQUITY	101,957	9,657
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$151,037	$51,975

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Royalty and license	$5,992	$6,785	$91,327	$15,791
Development, services, and other	152	245	233	463
Total revenues	6,144	7,030	91,560	16,254
Costs and expenses:
Cost of revenues	94	54	129	97
Sales and marketing	1,570	3,461	2,790	6,766
Research and development	2,222	2,826	5,042	6,022
General and administrative	10,553	15,600	21,789	31,132
Total costs and expenses	14,439	21,941	29,750	44,017
Operating income (loss)	(8,295)	(14,911)	61,810	(27,763)
Interest and other income	375	165	606	304
Income (loss) before benefit (provision) for income taxes	(7,920)	(14,746)	62,416	(27,459)
Benefit (provision) for income taxes	162	(99)	(291)	(251)
Net income (loss)	$(7,758)	$(14,845)	62,125	(27,710)
Basic net income (loss) per share	$(0.25)	$(0.51)	$2.06	$(0.95)
Shares used in calculating basic net income (loss) per share	30,527	29,193	30,116	29,109
Diluted net income (loss) per share	$(0.25)	$(0.51)	$2.00	$(0.95)
Shares used in calculating diluted net income (loss) per share	30,527	29,193	$31,074	$29,109

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Adjustments*	ASC 605 *	As Reported (ASC 605)
Revenues:
Fixed fee license revenue	$1,881	$2,431	$4,312	$1,765
Per-unit royalty revenue	4,111	94	4,205	5,020
Total royalty and license revenue	5,992	2,525	8,517	6,785
Development, services, and other revenue	152	—	152	245
Total revenues	$6,144	$2,525	$8,669	$7,030
Operating expenses	14,439	—	14,439	21,941
Operating income (loss)	(8,295)	2,525	(5,770)	(14,911)
Interest and other income	375	—	375	165
Income (loss) before benefit (provision) for income taxes	(7,920)	2,525	(5,395)	(14,746)
Income tax benefit (provision)	162	—	162	(99)
Net income (loss)	$(7,758)	$2,525	$(5,233)	$(14,845)
Basic net income (loss) per share	$(0.25)	$0.08	$(0.17)	$(0.51)
Diluted net income (loss) per share	$(0.25)	$0.08	$(0.17)	$(0.51)

	Six Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Adjustments*	ASC 605 *	As Reported (ASC 605)
Revenues:
Fixed fee license revenue	$77,637	$(69,909)	$7,728	$4,275
Per-unit royalty revenue	13,690	(4,257)	9,433	11,516
Total royalty and license revenue	91,327	(74,166)	17,161	15,791
Development, services, and other revenue	233	—	233	463
Total revenues	$91,560	$(74,166)	$17,394	$16,254
Operating expenses	29,750	—	29,750	44,017
Operating income (loss)	61,810	(74,166)	(12,356)	(27,763)
Interest and other income	606	—	606	304
Income (loss) before provision for income taxes	62,416	(74,166)	(11,750)	(27,459)
Income tax provision	(291)	—	(291)	(251)
Net income (loss)	$62,125	$(74,166)	$(12,041)	$(27,710)
Basic net income (loss) per share	$2.06	$(2.46)	$(0.40)	$(0.95)
Diluted net income (loss) per share	$2.00	$(2.46)	$(0.40)	$(0.95)
*The Company is presenting the ASC 606 results together with the adjustments made to reconcile the ASC 606 presentation to the results that would have been applicable under ASC 605. The ASC 605 information should be considered in addition to, not as a substitute for, nor superior to or in isolation from, the financial information prepared in accordance with ASC 606.

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

GAAP net income (loss)	$(7,758)	$(14,845)	$62,125	$(27,710)

Add: Benefit (provision) for income taxes	(162)	99	291	251

Less: Non-GAAP benefit (provision) for income taxes	2	(99)	(98)	(171)

Add: Stock-based compensation	2,530	1,178	3,752	2,735

Non-GAAP net income (loss)	$(5,388)	$(13,667)	$66,070	$(24,895)

Non-GAAP net income (loss) per share	$(0.18)	$(0.47)	$2.13	$(0.86)

Dilutive shares used in calculating Non-GAAP net income (loss) per share	30,527	29,193	31,074	29,109

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,
	2018	2017	2018	2017

Mobility	45%	44%	90%	32%

Gaming	27%	25%	2%	47%

Automotive	27%	22%	8%	12%

Medical	1%	9%	0%	9%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

GAAP operating expenses	$14,345	$21,887	$29,621	$43,920

Adjustments to non-GAAP operating expenses:

Stock-based compensation expense - R&D	(564)	(213)	(820)	(549)

Stock-based compensation expense - S&M	(366)	(281)	(299)	(491)

Stock-based compensation expense - G&A	(1,600)	(684)	(2,633)	(1,695)

Depreciation and amortization expense	(212)	(237)	(439)	(469)

Non-GAAP operating expense	$11,603	$20,472	$25,430	$40,716

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